EXHIBIT 99.3
On December 1, 2022, Braemar Hotels & Resorts Inc. (“Braemar” or the “Company”) and the Company’s wholly-owned subsidiary, BHR Scottsdale LP, as purchaser completed the acquisition of the 210-room Four Seasons Resort Scottsdale at Troon North (“Four Seasons Scottsdale”) from SHR FSST, LLC and DTRS FSST, LLC, collectively as seller. The cash consideration paid for the Four Seasons Scottsdale was approximately $267.8 million. The purchase price allocation related to the assets acquired has not been completed. Additionally the Company has not yet determined if the acquisition will be treated as an asset acquisition or a business combination. The amount of transaction costs and the determination of whether these costs will be capitalized or expensed has not yet been determined.
On March 11, 2022, Braemar and the Company’s wholly-owned subsidiary, BHR Dorado LLC, as the purchaser completed the acquisition of the 96-room Ritz-Carlton Reserve Dorado Beach from DBR Hotel Owner LLC, as the seller. The fair value of The Ritz-Carlton Reserve Dorado Beach was approximately $197.2 million.
The following unaudited pro forma financial information of the Company, as of and for the nine months ended September 30, 2022 and for the year ended December 31, 2021, has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the acquisitions and related transactions occurred on the date indicated or what may result in the future. The unaudited pro forma condensed consolidated balance sheet assumes the Four Seasons Scottsdale transaction closed on September 30, 2022. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 assumes the Four Seasons Scottsdale and The Ritz-Carlton Reserve Dorado Beach acquisitions and related transactions closed on January 1, 2021. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2022 does not include any adjustments for the acquisition of The Ritz-Carlton Reserve Dorado Beach as the financial statements for the period from January 1, 2022 through March 10, 2022 were not required to be filed.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2022
(in thousands, except share and per share amounts)

	Braemar Consolidated Historical (A)	Four Seasons Scottsdale (B)	Adjustments		Braemar Consolidated Pro Forma
ASSETS
Investment in hotel properties, gross	$2,055,773	$176,401	$267,800	(C) (i)	$2,323,573
			(176,401)	(C) (ii)
Accumulated depreciation	(431,303)	(39,394)	39,394	(C) (ii)	(431,303)
Investment in hotel properties, net	1,624,470	137,007	130,793		1,892,270
Cash and cash equivalents	358,878	3,796	(267,800)	(C) (i)	98,734
			3,860	(C) (iii)
Restricted cash	53,932	4,120	—		58,052
Accounts receivable, net of allowance	27,158	1,775	—		28,933
Inventories	4,540	—	—		4,540
			—
Prepaid expenses	8,841	4,860	(4,207)	(C) (iv)	9,494
Investment in unconsolidated entity	1,797	—	—		1,797
Derivative assets	5,255	—	—		5,255
Operating lease right-of-use assets	79,719	—	—		79,719
Other assets	17,489	—	—		17,489
Intangible assets, net	3,977	—	—		3,977
Goodwill	—	7,627	(7,627)	(C) (v)	—
Due from related parties, net	1,097	—	—		1,097
Due from third-party hotel managers	22,941	—	—		22,941
Total assets	$2,210,094	$159,185	$(144,981)		$2,224,298
LIABILITIES AND EQUITY
Liabilities:
Indebtedness, net	$1,236,864	$145,774	$(145,774)	(C) (vi)	$1,236,864
Accounts payable and accrued expenses	122,150	15,966	—		138,116
Dividends and distributions payable	4,353	—	—		4,353
Due to Ashford Inc.	8,891	—	—		8,891
Due to third-party hotel managers	1,514	—	—		1,514
Operating lease liabilities	60,771	—	—		60,771
Other liabilities	20,265	—	—		20,265
Derivative liabilities	440	—	—		440
Total liabilities	1,455,248	161,740	(145,774)		1,471,214
5.50% Series B cumulative convertible preferred stock, $.01 par value, 3,078,017 shares issued and outstanding at September 30, 2022	65,426	—	—		65,426
Series E redeemable preferred stock, $0.01 par value, 8,8880,432 shares issued and outstanding at September 30, 2022	204,252	—	—		204,252
Series M redeemable preferred stock, $0.01 par value, 1,066,934 shares issued and outstanding at September 30, 2022	26,274	—	—		26,274
Redeemable noncontrolling interests in operating partnership	40,635	—	—		40,635
Equity:
Preferred stock, $0.01 value, 80,000,000 shares authorized:
8.25% Series D cumulative preferred stock, 1,600,000 shares issued and outstanding at September 30, 2022	16	—	—		16
Common stock, $0.01 par value, 250,000,000 shares authorized, 71,456,351 shares issued and outstanding at September 30, 2022	714	—	—		714
Additional paid-in capital	739,394	(2,555)	(137,007)	(C) (ii)	737,632
			3,860	(C) (iii)
			(4,207)	(C) (iv)
			(7,627)	(C) (v)
			145,774	(C) (vi)
Accumulated deficit	(307,745)	—	—		(307,745)
Total stockholders’ equity of the Company	432,379	(2,555)	793		430,617
Noncontrolling interest in consolidated entities	(14,120)	—	—		(14,120)
Total equity	418,259	(2,555)	793		416,497
Total liabilities and equity	$2,210,094	$159,185	$(144,981)		$2,224,298
See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(A)Represents the historical consolidated balance sheet of Braemar as of September 30, 2022, as reported in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2022, filed on November 7, 2022.
(B)Represents the historical balance sheet of the Four Seasons Scottsdale as of September 30, 2022, as included in Exhibit 99.2 of this Current Report on Form 8-K.
(C)Represents adjustments for Braemar's purchase of the Four Seasons Scottsdale as of September 30, 2022, which includes: (i) an adjustment for the cash consideration of $267.8 million paid for the acquisition of the Four Seasons Scottsdale as well as the new estimated fair value of the hotel property; (ii) an adjustment for the removal of the historical cost of the investment in hotel property; (iii) an adjustment for the cash consideration received for the negative working capital assumed; (iv) an adjustment for the removal of the interest rate cap derivative not acquired; (v) an adjustment for the removal of the predecessor goodwill; and (vi) an adjustment for the removal of the debt not assumed.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2021
(in thousands, except share and per share amounts)

	Braemar Consolidated Historical (A)	Ritz-Carlton Reserve Dorado Beach (B)	Adjustments		Braemar Consolidated Pro Forma (adjusted for Ritz-Carlton Reserve Dorado Beach)	Four Seasons Scottsdale (F)	Adjustments		Braemar Consolidated Pro Forma (combined)
REVENUE
Rooms	$280,568	$49,783	$—		$330,351	$27,300	$—		$357,651
Food and beverage	90,299	15,329	—		105,628	17,445	—		123,073
Other	56,675	9,026	—		65,701	5,080	—		70,781
Total hotel revenue	427,542	74,138	—		501,680	49,825	—		551,505
EXPENSES
Hotel operating expenses:
Rooms	59,818	9,884	—		69,702	5,511	—		75,213
Food and beverage	75,177	13,963	—		89,140	12,088	—		101,228
Other expenses	138,914	27,246	—		166,160	12,193	—		178,353
Management fees	13,117	1,062	1,302	(C) (i)	15,481	2,555	—		18,036
Total hotel operating expenses	287,026	52,155	1,302		340,483	32,347	—		372,830
Property taxes, insurance and other	34,997	4,900	—		39,897	1,108	—		41,005
Depreciation and amortization	73,762	4,537	1,700	(C) (ii)	79,999	7,310	5,990	(G) (i)	93,299
Advisory services fee	22,641	—	—		22,641	—	—		22,641
(Gain) loss on legal settlements	(917)	—	—		(917)	—	—		(917)
Transaction costs	563	—	—		563	—	—		563
Corporate general and administrative	8,717	—	—		8,717	—	—		8,717
Total expenses	426,789	61,592	3,002		491,383	40,765	5,990		538,138
Gain (loss) on insurance settlement and disposition of assets	696	446	—		1,142	—	—		1,142
OPERATING INCOME (LOSS)	1,449	12,992	(3,002)		11,439	9,060	(5,990)		14,509
Equity in earnings (loss) of unconsolidated entity	(252)	—	—		(252)	—	—		(252)
Interest income	48	—	—		48	—	—		48
Other income (expense)	—	5,569	—		5,569	110	(158)	(G) (ii)	5,521
Interest expense and amortization of premiums and loan costs	(30,901)	(3,865)	2,845	(C) (iii)	(31,921)	(4,415)	4,415	(G) (iii)	(31,921)
Write-off of loan costs and exit fees	(1,963)	—	—		(1,963)	—	—		(1,963)
Loss on early extinguishment of debt	—	—	—		—	(45)	45	(G) (iv)	—
Unrealized gain (loss) on derivatives	32	—	—		32	—			32
INCOME (LOSS) BEFORE INCOME TAXES	(31,587)	14,696	(157)		(17,048)	4,710	(1,688)		(14,026)
Income tax (expense) benefit	(1,324)	—	(341)	(C) (iv)	(1,665)	—	(289)	(G) (v)	(1,954)
NET INCOME (LOSS)	(32,911)	14,696	(498)		(18,713)	4,710	(1,977)		(15,980)
(Income) loss from consolidated entities attributable to noncontrolling interests	2,650	—	—		2,650	—	—		2,650
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	3,597	—	(1,445)	(C) (v)	2,152	—	(211)	(G) (vi)	1,941
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(26,664)	14,696	(1,943)		(13,911)	4,710	(2,188)		(11,389)
Preferred dividends	(8,745)	—	—		(8,745)	—	—		(8,745)
Gain (loss) on extinguishment of preferred stock	(4,595)	—	—		(4,595)	—	—		(4,595)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMMON STOCKHOLDERS	$(40,004)	$14,696	$(1,943)		$(27,251)	$4,710	$(2,188)		$(24,729)
INCOME (LOSS) PER SHARE - BASIC:
Net income (loss) attributable to common stockholders	$(0.76)				$(0.46)				$(0.42)
Weighted average common shares outstanding—basic	52,684		6,000	(C) (vi)	58,684				58,684
INCOME (LOSS) PER SHARE - DILUTED:
Net income (loss) attributable to common stockholders	$(0.76)				$(0.46)				$(0.42)
Weighted average common shares outstanding—diluted	52,684		6,000	(C) (vi)	58,684				58,684

See accompanying notes.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2022
(in thousands, except share and per share amounts)

	Braemar Consolidated Historical (A)	Ritz-Carlton Reserve Dorado Beach (E)	Four Seasons Scottsdale (F)	Adjustments		Braemar Consolidated Pro Forma
Revenue
Rooms	$322,222	$10,255	$22,718	$—		$355,195
Food and beverage	116,600	3,202	12,853	—		132,655
Other	59,141	1,712	4,905	—		65,758
Total hotel revenue	497,963	15,169	40,476	—		553,608
Expenses
Hotel operating expenses:
Rooms	69,742	1,811	5,023	—		76,576
Food and beverage	91,242	2,863	10,564	—		104,669
Other expenses	149,130	5,624	11,285	—		166,039
Management fees	14,802	455	1,881	—		17,138
Total hotel operating expenses	324,916	10,753	28,753	—		364,422
Property taxes, insurance and other	22,731	781	755	—		24,267
Depreciation and amortization	57,616	1,208	4,626	5,349	(G) (i)	68,799
Advisory services fee	22,481	—	—	—		22,481
(Gain) loss on legal settlements	(114)	—	—	—		(114)
Transaction costs	—	—	—	—		—
Corporate general and administrative	14,008	—	—	—		14,008
Total operating expenses	441,638	12,742	34,134	5,349		493,863
Operating income (loss)	56,325	2,427	6,342	(5,349)		59,745
Equity in earnings (loss) of unconsolidated entity	(220)	—	—	—		(220)
Interest income	932	—	—	—		932
Other income (expense)	27	—	3,803	(3,846)	(G) (ii)	(16)
Interest expense and amortization of loan costs	(33,293)	(155)	(4,169)	4,169	(G) (iii)	(33,448)
Write-off of loan costs and exit fees	(106)	—	—	—		(106)
Unrealized gain (loss) on derivatives	4,019	—	—	—		4,019
Income (loss) before income taxes	27,684	2,272	5,976	(5,026)		30,906
Income tax (expense) benefit	(3,783)	(88)	—	(235)	(G) (v)	(4,106)
Net income (loss)	23,901	2,184	5,976	(5,261)		26,800
(Income) loss from consolidated entities attributable to noncontrolling interests	(2,265)	—	—	—		(2,265)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	(647)	(171)	—	(55)	(G) (vi)	(873)
Net income (loss) attributable to the Company	20,989	2,013	5,976	(5,316)		23,662
Preferred dividends	(13,395)	—	—	—		(13,395)
Net income (loss) available to common stockholders	$7,594	$2,013	$5,976	$(5,316)		$10,267
Income (loss) per share – basic:
Income (loss) attributable to common stockholders	$0.11					$0.13
Weighted average common shares outstanding—basic	69,213	1,517				70,730
Income (loss) per share – diluted:
Income (loss) attributable to common stockholders	$0.11					$0.13
Weighted average common shares outstanding—diluted	69,214	1,517				70,731

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(A)Represents the historical consolidated statement of operations of Braemar for the year ended December 31, 2021, as reported in its Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 10, 2022 and the historical consolidated statement of operations of Braemar for the nine months ended September 30, 2022, as reported in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2022, filed on November 7, 2022.
(B)Represents the historical consolidated statement of operations of The Ritz-Carlton Reserve Dorado Beach for the year ended December 31, 2021, as reported in in our Current Report on Form 8-K/A filed on May 23, 2022.
(C)Represents adjustments for Braemar’s purchase of The Ritz-Carlton Reserve Dorado Beach for the year ended December 31, 2021, which includes: (i) an adjustment to management fees related to the amortization credit of the key money liability that was not assumed; (ii) an adjustment to the depreciation expense based on Braemar's new cost basis in the acquired hotel. The estimated useful lives are 39 years for buildings, 10 years for land improvements and five years for furniture, fixtures and equipment; (iii) an adjustment to reflect only the interest expense associated with the $54.0 million of indebtedness assumed and the amortization of the associated premium; (iv) adjustment to income tax expense to reflect total income tax expense as if the consolidated group filed its tax returns including The Ritz-Carlton Reserve Dorado Beach; (v) an adjustment to net loss attributable to redeemable noncontrolling interests in operating partnership for the incremental operating results of The Ritz-Carlton Reserve Dorado Beach; and (vi) an adjustment to basic and diluted weighted average shares outstanding for the year ended December 31, 2021 of 6.0 million shares of Braemar common stock issued as partial consideration for the acquisition of The Ritz-Carlton Reserve Dorado Beach. The adjustment assumes the shares were outstanding for the entire period.
(D)The historical results of The Ritz-Carlton Reserve Dorado Beach include a gain of $446,000 related to the disposition of certain assets sold by the previous owner as well as a gain of $5.6 million related to the forgiveness of a loan held by the previous owner. For additional information please see the notes to the financial statements of The Ritz-Carlton Reserve Dorado Beach as of December 31, 2021, as included in Exhibit 99.1 of our Current Report on Form 8-K/A filed on May 23, 2022.
(E)Represents the historical operating results of The Ritz-Carlton Reserve Dorado Beach as well as adjustments to depreciation expense, interest expense and amortization of loan costs, income taxes expense and net loss attributable to redeemable noncontrolling interests in operating partnership from January 1, 2022 through March 10, 2022 that was acquired on March 11, 2022. Additionally an adjustment was made to basic and diluted weighted average shares in order to include the entire 6.0 million shares of Braemar common stock issued as partial consideration for the acquisition of The Ritz-Carlton Reserve Dorado Beach.
(F)Represents the historical consolidated statements of operations of the Four Seasons Scottsdale for the year ended December 31, 2021 and the nine months ended September 30, 2022, as included in Exhibit 99.2 of this Current Report on Form 8-K.
(G)Represents adjustments for Braemar’s purchase of the Four Seasons Scottsdale for the year ended December 31, 2021 and the nine months ended September 30, 2022, which includes: (i) an adjustment to the depreciation expense based on Braemar's preliminary purchase price allocation of the new cost basis in the acquired hotel. The estimated useful lives are 39 years for buildings, 10 years for land improvements and five years for furniture, fixtures and equipment; (ii) an adjustment to remove the gain associated with the interest rate cap not acquired recognized in other income (expense); (iii) an adjustment to remove the interest expense associated with debt not assumed; (iv) removal of loss on extinguishment of debt which was not assumed; (v) an adjustment to income tax expense to reflect total income tax expense as if the consolidated group filed its tax returns including the Four Seasons Scottsdale; and (vi) an adjustment to net loss attributable to redeemable noncontrolling interests in operating partnership for the incremental operating results of the Four Seasons Scottsdale.